Exhibit 23.3
CONSENT OF QUALIFIED PERSON

In connection with the SSR Mining Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (the "Form 10-K"), the undersigned consents to:

•the incorporation by reference of the technical report summary titled “Technical Report Summary on the Çöpler Project, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, in the Form 10-K, and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280, 333-265661, and 333-283912) (collectively, the “Registration Statements”);

•the use of and references to our name in connection with the Technical Report Summary, the Form 10-K, and the Registration Statements; and

•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

SLR International Corporation is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 1.1, 1.1.1.2, 1.1.1.3, 1.1.1.5, 1.1.1.6, 1.1.2.2, 1.1.2.3, 1.1.2.5, 1.1.2.6, 1.2, 1.3.1, 1.3.2, 1.3.7–1.3.8, 1.3.10–1.3.12, 2–5, 7.1 and 7.2, 10 excluding 10.2 and 10.4.1, 12, 13, 14 excluding 14.3, 15.1–15.8, 16–21, 22.2–22.3, 22.5–22.6, 23.2–23.3, 23.5–23.6 and 24–27.

Dated February 17, 2026

SLR International Corporation

Per:

 /s/ Grant A. Malensek
Grant A. Malensek, M.Eng., P.Eng.
Global Technical Director - U.S. Mining Advisory

CONSENT OF QUALIFIED PERSON

In connection with the SSR Mining Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (the "Form 10-K"), the undersigned consents to:

•the incorporation by reference of the technical report summary titled “Technical Report Summary on the Çöpler Project, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, in the Form 10-K, and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280, 333-265661, and 333-283912) (collectively, the “Registration Statements”);

•the use of and references to our name in connection with the Technical Report Summary, the Form 10-K, and the Registration Statements; and

•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RSC is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 1.3.3–1.3.5, 6, 7 except for 7.1 and 7.2, 8, 9, 11, 22.1, 23.1 and 24.

Dated February 17, 2026

RSC Consulting Ltd.

/s/ René Sterk
René Sterk
Managing Director – Principal Consultant

Richard Kiel, P.E. (Colorado)
WSP USA Inc.
7245 West Alaska Drive, Suite 200,
Lakewood, Colorado, USA 80226

CONSENT OF QUALIFIED PERSON

I, Richard Kiel, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report summary, titled 'Technical Report Summary on the Çöpler Project, Türkiye, SEC S-K 1300 with an effective date of October 31, 2023, and dated February 12, 2024,' as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)    The Technical Report Summary was prepared for SSR Mining Inc. (the “Company”) in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the annual report on Form 10-K for the year ended December 31, 2025 (the "10-K");

(c)     I consent to the use of my name, or any quotation from or summarization in the 10-K of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the 10-K, and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280, 333-265661, and 333-283912) collectively, the “Registration Statements”; and

(d)     I confirm that I have read the portions of the 10-K relating to the parts of the Technical Report Summary for which I am responsible (Sections 1.1.1.4, 1.1.2.4, 1.3.9, 15.9, 22.4 and 23.4) and that such portions of the 10-K fairly and accurately reflect such information prior to the Çöpler Incident, as described in the 10-K.

Dated at Lakewood, CO, this 17th of February 2026

WSP USA Inc.

/s/ Rick Kiel
Rick Kiel, P.E. (Registered Professional Engineer - Colorado, U.S. [Registration No. 0034511])

CONSENT OF QUALIFIED PERSON

In connection with the SSR Mining Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (the "Form 10-K"), the undersigned consents to:

•the incorporation by reference of the technical report summary titled “Technical Report Summary on the Çöpler Project, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, in the Form 10-K, and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280, 333-265661, and 333-283912) (collectively, the “Registration Statements”);

•the use of and references to our name in connection with the Technical Report Summary, the Form 10-K, and the Registration Statements; and

•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

The Qualified Person below is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 10.2, 10.4.1, 14.3 and 24.

Dated February 17, 2026

Ausenco Engineering Canada ULC

/s/ Tommaso Robert Raponi
Tommaso Robert Raponi, P.Eng
Principal Metallurgist